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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Prosperity Bancshares, Inc. of our report dated December 13, 1999 on our audit of the financial statements of the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan Ownership Plan as of December 31, 1998, which report is included in this Annual Report on Form 11-K.


TRANBARGER & WELGE, L.L.P.

/s/ Tranbarger & Welge, L.L.P.

Corpus Christi, Texas
December 17, 1999